Exhibit 10.1

ADVENT SOFTWARE, INC.

2005 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify generally as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended; however, the Plan also allows discretionary non-qualifying matching contributions in the form of restricted stock or restricted stock units. The provisions of the Plan, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2. Definitions.

(a) “Administrator” shall mean the Board or any Committee designated by the Board to administer the Plan pursuant to Section 16.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean the Common Stock of the Company.

(e) “Company” shall mean Advent Software, Inc., a Delaware corporation, and any Designated Subsidiary of the Company.

(f) “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(g) “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(h) “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(i) “Enrollment Date” shall mean the first day of each Offering Period.

(j) “Exercise Date” shall mean the last day of each Offering Period.

(k) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(l) “Matching Contributions” shall mean awards of Restricted Stock pursuant to Section 14 or awards of Restricted Stock Units pursuant to Section 15.

(m) “Offering Period” shall mean a period of approximately six (6) months commencing on an Enrollment Date and terminating on an Exercise Date. Offering Periods shall commence on the first Trading Day following termination of the prior Offering Period and shall terminate on the last Trading Day of the sixth month following commencement of such Offering Period. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(n) “Period of Restriction” means the period during which shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

(o) “Plan” shall mean this Employee Stock Purchase Plan.

(p) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Administrator on a uniform and nondiscriminatory basis may establish a higher Purchase Price from time to time with respect to options that have not been granted under the Plan.

(q) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(r) “Restricted Stock” means shares of Common Stock granted pursuant to Section 14 of the Plan, as evidenced by Restricted Stock Agreement.

(s) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one share of Common Stock, granted pursuant to Section 15. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(t) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(u) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on June 1 and December 1 of each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 22 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5. Participation.

(a) An Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b) Payroll deductions for a participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. In no event shall an Employee be permitted to purchase during each Offering Period more than 1,000 shares (subject to any adjustment pursuant to Section 21). All such purchases shall also be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Employee may accept the grant of such option by turning in a completed and signed subscription agreement to the Company prior to the first day of the Offering Period. The administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during an Offering Period. The option shall expire on the last day of the Offering Period. Notwithstanding anything to the contrary herein, the Administrator may establish different enrollment deadlines for participation in an Offering Period and/or different methods for making decisions.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other accumulated payroll deductions left over in a participant’s account after the Exercise Date (e.g., because a participant has reached one of the limits on share purchases under the Plan) shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10. Withdrawal.

(a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 17 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

13. Stock.

(a) The maximum of 2,000,000 shares of Company Common Stock shall be available for issuance pursuant to the Plan, subject to adjustment upon changes in the capitalization of the Company as provided in Section 21 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Restricted Stock.

(a) Matching Grants. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant shares of Restricted Stock to participants based on payroll deductions used to purchase shares pursuant to the Plan. Such grants may be made for an Offering Period only if the Purchase Price for options exercisable for the Offering period is at least 100% of Fair Market Value of a share of Common Stock on the Exercise Date. Restricted Stock grants may be made in such amounts as prescribed by the Administrator from time to time, but the Fair Market Value (determined as of the Exercise Date) of Restricted Stock granted to any participant for an Offering Period (combined with any Restricted Stock Units granted pursuant to the Plan for the same Offering Period) will not exceed 25% of such participant’s payroll deductions used to purchase shares pursuant to the Plan. The Administrator shall have discretion to establish uniform and nondiscriminatory procedures regarding eligibility and other conditions for Restricted Stock Grants, subject to the terms and provisions of the Plan.

(b) Restricted Stock Agreement. Each grant of Restricted Stock will be evidenced by a Restricted Stock Agreement that will specify the Period of Restriction, if any, the number of shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such shares have lapsed.

(c) Transferability. Except as provided in this Section 14, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on shares of Restricted Stock as it may deem advisable or appropriate.

(e) Legend on Certificates. The Administrator, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(f) Removal of Restrictions. Except as otherwise provided in this Section 14, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.

(g) Voting Rights. During the Period of Restriction, participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h) Dividends and Other Distributions. During the Period of Restriction, participants holding shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such shares unless otherwise provided in the Restricted Stock Agreement. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(i) Return of Restricted Stock to Company. On the date set forth in the Restricted Stock Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

15. Restricted Stock Units.

(a) Matching Grants. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to participants based on payroll deductions used to purchase shares pursuant to the Plan. Such grants may be made for an Offering Period only if the Purchase Price for options exercisable for the Offering period is at least 100% of Fair Market Value of a share of Common Stock on the Exercise Date. Restricted Stock Units may be granted in such amounts as prescribed by the Administrator from time to time, but the Fair Market Value (determined as of the Exercise Date) of Restricted Stock Units granted to any participant for any Offering Period (combined with any Restricted

Stock granted pursuant to the Plan for the same Offering Period) will not exceed 25% of such participant’s payroll deductions used to purchase shares pursuant to the Plan. The Administrator shall have discretion to establish uniform and nondiscriminatory procedures regarding eligibility and other conditions for Restricted Stock Units, subject to the terms and provisions of the Plan.

(b) Grant Agreement. Each Restricted Stock Unit grant shall be evidenced by a Restricted Stock Unit Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout.

(c) Vesting Criteria. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to a participant.

(d) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement.

(e) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, shares of Company Common Stock, or a combination thereof. Shares of Company Common Stock represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

(f) Cancellation. On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

16. Administration.

(a) The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board.

(b) The Administrator shall have full and exclusive discretionary authority to supervise the administration and control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(i) To construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan;

(ii) To determine the time or times when, and the number of shares for which, options shall be granted;

(iii) To determine the status and rights of participants and their beneficiaries or estates;

(iv) To establish different deadlines for enrollment and other actions under the Plan and different methods for making elections and providing notice under the Plan;

(v) To establish, from time to time, rules for performance of its powers and duties for the administration of the Plan; and

(vi) To determine the frequency and amounts of any Matching Contributions, which shall be granted for an Offering Period only if the Purchase Price for options exercisable for the Offering period is at least 100% of Fair Market Value of a share of Common Stock on the Exercise Date.

(c) Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

(d) Rule 16b-3 Limitations. Notwithstanding the provisions of this Section 16, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administration of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not “disinterested” as that term is used in Rule 16b-3.

17. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

18. Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares or Matching Contributions under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

19. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

20. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

21. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised as well as the number of shares of Common Stock subject to Matching Contribution awards shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

22. Amendment or Termination.

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 21 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 21 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

23. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

25. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 22 hereof.